Exhibit 99.1

CLST Holdings, Inc.		News Release

Contacts:	Robert A. Kaiser	Hala Elsherbini
	President, Chief Executive Officer	Senior Vice President and COO
	(972) 267-0500	Halliburton Investor Relations
(972) 458-8000

FOR IMMEDIATE RELEASE

CLST Announces First Quarter 2009 Preliminary Financial Results

FCC Investment Trust I Generates $931,000 in cumulative net cash flow

DALLAS, March 25 / — CLST Holdings, Inc. (Pink Sheets: CLHI) announced today the following preliminary FCC Investment Trust I unaudited financial results for the quarter ended February 28, 2009.

On November 10, 2008 the board of directors unanimously approved the purchase of all the outstanding equity interest of FCC Investment Trust I from Drawbridge Special Opportunities Fund LP. The purchase price was approximately $41.0 million, which was financed by $6.1 million of company cash on hand and by a $34.9 million non-recourse term loan from Fortress Credit CO LLC, an affiliate of the seller. The Company is now responsible for the collection of the consumer notes receivable of the Trust, and we now have preliminary, unaudited results for the first quarter of 2009 as described below.

Certain Preliminary, Unaudited First Quarter 2009 Results

•                  FCC Investment Trust I collections from customers for the 2009 first quarter were approximately $3.1 million, representing $1.6 million of principal payments and $1.5 million of interest and other charges.

•                  First quarter notes receivable ending principal balance was $38.6 million, which represents 94 percent of the original purchase price of $41.0 million. The ending balance consists of approximately 5,582 customer accounts, with an average balance of approximately $6,900 and an average FICO score of 655. The average interest rate for these accounts was 14.4 percent.

•                  As of February 28, 2009, the outstanding balance on our notes payable was $32.5 million, representing 93 percent of our original balance. We have retired $2.3 million of our obligation to Drawbridge, and we have paid $495,000 in interest expense, all from customer collections.

•                  During the quarter, we generated $740,000 of net cash with an additional $194,000 received in March 2009. This brings our cumulative net cash generated to $931,000, net of all expenses and required payments to Drawbridge.

“We ended our 2009 first quarter with encouraging results, despite the broad economic turmoil,” Robert A. Kaiser, President and CEO of CLST Holdings, Inc., said. “As most investors will recall, we made an initial cash payment of $6.1 million to acquire FCC Investment Trust I. We have now received nearly 15 percent of our original investment while maintaining 94 percent of the original asset. Further, we are pleased that we have retired $2.3 million of our loan obligations through collections originated by the Trust. We look forward to reporting our full first quarter 2009 financial results in mid April.”

The Company plans to file its full first quarter 2009 financial results in mid April with the filing of its Form 10-Q. Investors are encouraged to review the full Form 10-Q for additional information on the Trust and a comprehensive review of the Company’s first quarter 2009 financial results.

About CLST Holdings, Inc.

The Company was founded in 1981 and was formerly known as CellStar Corporation. It changed its name to CLST Holdings, Inc. in 2007. While CLST Holdings, Inc. continues to follow its adopted plan of dissolution, approved by stockholders on March 28, 2007, it is also engaged in the business of holding and collecting consumer notes receivable.

Forward-Looking Statements

Certain information included herein may constitute “forward-looking” statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (as so amended the “Exchange Act”), and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. When used in this report, the words “anticipates,” “estimates,” “believes,” “continues,” “expects,” “intends,” “may,” “might,” “could,” “should,” “likely,” and similar expressions are intended to be among the statements that identify forward-looking statements. Statements of various factors that could cause the actual results, performance or achievements of the Company to differ materially from the Company’s expectations (“Cautionary Statements”) are disclosed, including, without limitation, those discussed in the “Risk Factors” section in Item 1A of the Company’s Form 10-K, those statements made in conjunction with the forward-looking statements and otherwise herein. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the Cautionary Statements. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.